Christopher Worrell President and CEO Phone: 215-443-2800 Fax: 215-443-9646 Christopher_Worrell@jubl.com

Dear Kamal:

This letter is intended to outline the basic terms of employment. If you choose to accept this offer, please sign the enclosed copy of this letter and return it (via fax or email) to my attention at JPI. JPI’s Human Resources Policies, Practices and Procedures Manual (the “Manual”) will govern your employment at JPI. This is available for your review at our HR Department or at the office of the undersigned, and you are welcome to review it prior to accepting this offer. Your continued employment at JPI will be “at-will” in nature and neither this letter nor any other oral or written representations may be considered a contract for any specific period of time. This offer of employment has been made in reference to your transfer from Jubilant Organosys Limited in India with an approval date of December 20, 2005 of petition for employment authorization under Class L-1A Visa from the U.S. Immigration and Naturalization Service. Set out below are the basic terms of your employment as supplemented by the Manual.

Job Title:	Chief Financial Officer

Nature of the Job:	Exempt/Salaried

Base Pay:	$110,000 per year/$4,230.77 bi-weekly

Starting Date:	March 7, 2006

Benefits:	You will be entitled to health insurance coverage as per the Company’s policy.

Relocation Assistance:	You will be eligible for reimbursement of up to $5,000 in relocation assistance.

You will be part of the Company’s 401K Plan when you become eligible pursuant to the terms of the Plan documents.

Other benefits applicable to your job are described in detail in the Manual.

A Jubilant Organosys Company	Operations Center	Sales & Marketing Office
	Jubilant Pharmaceuticals, Inc.	Jubilant Pharmaceuticals, Inc.
	207 Kiley Drive	1155 Business Center Drive, Suite 130
	Salisbury, MD 21801-2249	Horsham, PA 19044-3422
	Phone: 410-860-8500	Phone: 215-443-2800
	Fax: ###-##-####	Fax: 215-443-9646
	www.jubilantRx.com	www.jubilantRx.com

Christopher Worrell President and CEO Phone: 215-443-2800 Fax: 215-443-9646 Christopher_Worrell@jubl.com

If you accept employment with us, you shall commence your employment with JPI as stated above. Please feel free to contact us in case you have any questions.

Sincerely,

/s/ Christopher Worrell
Christopher Worrell
President and CEO

On this	7th	of	March	,	2006
	(day)		(month)		(year)

I hereby accept the offer of employment as stated above.

/s/ Kamal Mandan
Kamal Mandan

A Jubilant Organosys Company	Operations Center	Sales & Marketing Office
	Jubilant Pharmaceuticals, Inc.	Jubilant Pharmaceuticals, Inc.
	207 Kiley Drive	1155 Business Center Drive, Suite 130
	Salisbury, MD 21801-2249	Horsham, PA 19044-3422
	Phone: 410-860-8500	Phone: 215-443-2800
	Fax: 410-860-8719	Fax: 215-443-9646
	www.jubilantRx.com	www.jubilantRx.com